                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

        Date of Report (Date of earliest event reported) April 3, 2006
                                                         -------------

                            MIRACOR DIAGNOSTICS, INC.
                  --------------------------------------------
        (Exact Name of Small Business Issuer as specified in its charter)


       Utah                    0-12365                   58-1475517
     ---------------         ----------         --------------------------
     (State or other         (Commission        (IRS Employer File Number)
     jurisdiction of         File No.)
     incorporation)


         9191 Towne Centre Drive, Suite 400, San Diego, California 92122
           -----------------------------------------------------------
           (Address of principal executive offices including zip code)


                                 (858) 455-7127
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                                   FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to Miracor Diagnostics, Inc. and its subsidiaries.

Item 5.02
Departure of Directors and Principal Officers; Election of Outside Directors
---------------------------------------------------------------------------

Effective March 31, 2006, Mr. M. Lee Hulsebus has retired from our Company. As a result, he has resigned as Chairman, Chief Executive Officer, and Director. The Board also has accepted the resignation of Robert S. Muehlberg, who served as our President and Chief Operating Officer. A copy of Mr. Hulsebus'letter is attached under Item 9.01 below. A copy of Mr. Muehlberg's letter is attached under Item 9.01 below. Mr. Ross S. Seibert, the current Chief Financial Officer is the new Chief Executive Officer, President and Director.


See Also Item 7.01 below.

Item 7.01 Regulation FD Disclosure

MIRACOR DIAGNOSTICS, INC. REPORTS 2005 ANNUAL RESULTS,

APPOINTS ROSS S. SEIBERT AS CHIEF EXECUTIVE OFFICER

ANNOUNCES ADDITIONAL SENIOR MANAGEMENT & DIRECTOR CHANGES

SAN DIEGO--(BUSINESS WIRE)--March 31, 2006 Miracor Diagnostics, Inc. (OTCBB:
MRDG) an operator of high-quality freestanding diagnostic imaging centers today reported net revenue of $19,512,561 for the year ended December 31, 2005 compared to net revenue of $18,933,062 for 2004, an increase of 3.1%. Miracor reported net income from continuing operations of $264,216 ($0.02 basic earnings per share) in 2005 as compared to a net loss from continuing operations of $223,169 ($0.01 basic loss per share) in 2004, an improvement of $487,385. Miracor's net income from both continuing and discontinued operations were $661,856 ($0.04 basic earnings per share) in 2005 as compared to a net loss of $2,236,031 ($0.14 basic earnings per share) in 2004, an improvement of $2,897,887 or $0.18 per share. Earnings before taxes, depreciation and amortization (EBITDA) from continuing operations was $3,109,483 in 2005 compared to $2,977,664 in 2004.

Miracor Diagnostics, Inc.'s board of directors has appointed Ross S. Seibert, the current Chief Financial Officer as the new Chief Executive Officer, President and Director replacing M. Lee Hulsebus, who is retiring. The Board also has accepted the resignation of Robert S. Muehlberg, who served as the company's President and Chief Operating Officer. These officers were instrumental in leading Miracor from a start-up diagnostic company with no revenue to a profitable $20 million company. The Board of Directors trust that Mr. Seibert's leadership will continue the momentum with a focus on sustainable profits and growth. The Miracor Diagnostics Board subsequently elected Howard Salmon, who previously was a director, as chairman of the Board of Directors. As a result of the retirement of Mr. Hulsebus from Miracor's Board of Directors, the Company will have six independent directors and one management director.

Ross S. Seibert, CPA, the newly appointed Chief Executive Officer, joined the Company in February 2000 as the Chief Financial Officer. Prior to that he spent 13 years with Deloitte and Touche, a public accounting firm. He received a BS in accounting from Indiana University and an MBA in finance from San Diego State University. Mr. Seibert stated, "We are pleased with the progress of the Company this past year. Our focus over the past two years has been to return the Company to positive cash flow and profitability. We have accomplished that goal. As we move forward, our mandate will be to continue to improve the cash flow and profitability in our existing centers, while being opportunistic with growth prospects that may present themselves."

Howard W. Salmon joined Miracor's Board of Directors in 2005 and is a member of the Audit, Compensation, and Corporate Governance and Nominating committees. He is currently the Senior Managing Director of Phase 2 Consulting (a subsidiary of RehabCare, Inc) and he has significant health industry experience throughout the US and internationally. He has spent the majority of his career as a hospital executive with operational responsibility, and involved in multi-unit hospital management, alternative site health care management, business development, and acquisitions. Prior to joining Phase 2 Consulting in 1993, Mr. Salmon held senior positions with Medical Imaging Centers of America, Magliaro and McHaney, a physician services company, and Hospital Corporation of America (HCA). In the hospital setting, Mr. Salmon's positions included: Administrator, King Fahad Hospital, Riyadh, Saudi Arabia; Administrator, Holy Family Hospital, Spokane; Administrator, Main Hospital, University of Michigan; and Associate Director, St. Luke's Hospital of Kansas City. He has served on the boards of several public and privately held health care businesses including Hemispherix Biopharma, The Institute of Clinical Pharmacology (Ireland), and the Business and Industry Health Group. He received his MHA from the University of Minnesota.

The Company further announced the hiring of Leslie Weber as its Chief Operating Officer and Chief Marketing Officer. Ms. Weber has 20 years of experience in business development, marketing, operations management, strategic planning, payor contracting, and physician/hospital relations in the highly technical ancillary provider services, medical device and biotech industries. Over fifteen years of that experience has been in radiological diagnostic imaging services. She has held senior executive level positions for the past fourteen years, as Director of Business Development for DVI Health Services (a diagnostic imaging division of DVI Financial Services), Vice President of Marketing for MICA/Medical Imaging Centers of America, Vice President of Business Development for ROI/Response Oncology Inc., Vice President of Marketing/Business Development for Vital Imaging Inc., and Executive Vice President/COO for Vital Scientific, a PET/Positron Emission Tomography/Cyclotron Biotech division of Vital Imaging Inc. Ms. Weber began her career in the field, hands-on, as a marketing manager and executive director at various diagnostic imaging centers in CA & GA. In addition, at various stages of her career, she has provided market analysis, business development, operations management, marketing support, strategic planning and managed care consulting services to Miracor Diagnostics, Inc., Imaging Sciences/Merrill Lynch, ISD/Imaging Systems International, MRIMD/LINC Financial Inc., MIS/Medical Imaging Services, Action Services and DIS/Diagnostic Imaging Services.

The Company also announced the promotion of Ann Wadsworth to Chief Accounting Officer. Ms. Wadsworth joined Miracor in July 2002 as the Accounting Manager. Prior to then, she was the General Ledger Accountant for Morinda, Inc., a multi-million dollar health products corporation. She holds a bachelor's degree in Accounting from the Brigham Young University Marriot School of Management and is a candidate for the designation, Certified Public Accountant.

Miracor would like to acknowledge and thank Lee Hulsebus and Robert Muehlberg for their tireless years of service to the Company and its shareholders. Both will assist the Company with its management transition and will continue to be valued resources and significant shareholders of the Company on a going forward basis.

Miracor expects to incur a first quarter charge of approximately $1.3 million related to the retirement and resignation packages of the departing officers.

FINANCIAL INFORMATION
   (Year ending 12/31)                           2005                 2004
                                            --------------       --------------
Net revenue                                 $   19,512,561       $   18,933,062
Net income (loss) from
  Continuing Operations                     $      264,216       $     (223,169)
Net income (loss) from
  Discontinued Operations                   $      397,640       $   (2,012,862)
Net income (loss)                           $      661,856       $   (2,236,031)

EBITDA                                      $    3,109,483       $    2,977,664

Basic EPS:
  Continuing Operations                     $         0.02       $        (0.01)
  Discontinued Operations                   $         0.02       $        (0.13)
  All Operations                            $         0.04       $        (0.14)

Diluted EPS:
  Continuing Operations                     $         0.01       $        (0.01)
  Discontinued Operations                   $         0.02       $        (0.13)
  All Operations                            $         0.03       $        (0.14)




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ABOUT THE COMPANY

Miracor has been operating high-quality freestanding diagnostic imaging centers since 1998. We are an independent provider of medical diagnostic imaging services; specifically magnetic resonance imaging ("MRI") and computed tomography ("CT") services through our network of 13 company-owned and operated fixed-site, freestanding outpatient facilities. We derive substantially all of our revenue, directly or indirectly, from fees charged for the diagnostic imaging services performed at our facilities with approximately 90% of our 2005 revenues derived from MRI and CT services.

We target our growth/expansion in the areas in which we currently operate. Our clustering strategy brings many benefits including lower costs, management coverage and name recognition. All of our facilities employ modern equipment and technology in patient-friendly settings. Our facilities range from single-modality MRI to multi-modality offering various combinations of MRI, CT, mammography, ultrasound, bone densitometry, diagnostic radiology, or X-ray and fluoroscopy. Most of the centers offer open MRI equipment that affords greater patient comfort especially for larger or claustrophobic patients. All of our MRI equipment has the most recent software upgrades for enhanced imaging quality. We believe there is a continuing trend towards the movement out of hospitals and into freestanding centers. The outpatient market for diagnostic imaging now exceeds that of the inpatient market. This is due to a number of factors including increased efficiencies of outpatient services, the patient-friendly nature of independent centers and federal regulatory changes that favor the outsourcing of diagnostic imaging services by hospitals.

Miracor operates the following 13 diagnostic imaging centers in the following 3 regions:

WEST COAST DIVISION (5)     SOUTHEAST DIVISION (3)   MIDWEST DIVISION (5)
California      Oregon      Florida                  Illinois        Ohio
----------      -------     --------                 --------        ----
Laguna Niguel   Coos Bay    Jacksonville             Carol Stream    Perrysburg
Long Beach (2)              Kissimmee                Oak Brook       Sylvania
Santa Barbara               Orlando                  Woodridge


For more information, visit www.miracor.com

Ross S. Seibert - CEO, President and CFO
858-455-7127 x13
rseibert@miracor.net

Investor Relations
858-455-7127 x20

The forward-looking statements contained in this release are based upon various assumptions, and certain risks and uncertainties could cause actual results to differ materially from those stated. Factors that could cause such differences include those matters disclosed in the company's filings with the Securities Exchange Commission (SEC). Miracor Diagnostics Inc. assumes no obligation to update its forward-looking statements.

Item 9.01 Exhibit; Retirement and Resignation Letters

March 31, 2006

To the Board of Directors
Miracor Diagnostics, Inc.
9191 Towne Centre Drive
Suite 400
San Diego, California 92122

         I, M. Lee Hulsebus, hereby elect to voluntarily retire as a Director and Officer of Miracor Diagnostics, Inc. (the "Company"), effective March 31, 2006, and pursuant to the terms of a "Retirement Agreement and Release of All Claims" which I contemporaneously execute.

         I understand that, as a condition to my voluntary retirement and resignation as a Director and Officer of the Company, the Company has agreed, in the form of a Special Resolution of its Board of Directors, to indemnify and hold me harmless against any claim(s) and/or lawsuit(s) that may be brought against me at any future time insofar as they relate solely to my activities as a Director and/or Officer of the Company, and where I have acted in good faith and in the best interests of the Company.

         I confirm that, effective upon my resignation, without the Company's express prior knowledge and written approval, I will not disclose any of the Company's nonpublic and/or confidential information learned by me or disclosed to me, while I was employed by the Company.


//signed//
M. Lee Hulsebus

March 31, 2006

To the Board of Directors
Miracor Diagnostics, Inc.
9191 Towne Centre Drive
Suite 400
San Diego, California 92122

         I, Robert S. Muehlberg, hereby resign as an Officer of Miracor Diagnostics, Inc. (the "Company"), effective March 31, 2006, and pursuant to the terms of a "Severance Agreement and Release of All Claims" which I have contemporaneously executed.

         I understand that, as a condition to my voluntary resignation as an Officer of the Company, that the Company has agreed, in the form of a Special Resolution of its Board of Directors, to indemnify and hold me harmless against any claim(s) and/or lawsuit(s) that may be brought against me at any future time insofar as they relate solely to my activities as a Director and/or Officer of the Company, and where I have acted in good faith and in the best interests of the Company.

         I confirm that, effective upon my resignation, without the Company's express prior knowledge and written approval, I will not disclose any of the Company's nonpublic and/or confidential information learned by me or disclosed to me, while I was employed by the Company.


//signed//
Robert S. Muehlberg




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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Miracor Diagnostics, Inc.


Dated: April 6, 2006                       By /s/ Ross S. Seibert
                                           ----------------------------
                                           Ross S. Seibert
                                           Chief Executive Officer